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Additional Functionality for Beneficial Owners Attending BlackBerry’s 2021 Virtual Annual Meeting of Shareholders

BlackBerry Limited (NYSE: BB; TSX: BB) will hold its Annual General Meeting (AGM) virtually, on June 23, 2021, at 1:00 pm ET. The live audio webcast can be accessed at https://web.lumiagm.com/477908713.

The virtual meeting platform now has additional functionality that will permit non-registered or beneficial shareholders to submit questions during the meeting. A non-registered or beneficial shareholder owns shares indirectly through a bank, broker or other nominee and not in their own name. A substantial number of BlackBerry investors are non-registered or beneficial shareholders.

Non-registered or beneficial shareholders should log in to the meeting by clicking “I have a login”, instead of “Guest”. When prompted for a username, they can enter the control number located in the voting instruction form or e-mail they received from the bank, broker, or other nominee through which they own BlackBerry Common Shares.

Non-registered or beneficial shareholders who wish to vote at the meeting must appoint themselves as proxyholder by delivering a form of proxy and registering online at http://www.computershare.com/BlackBerry with Computershare Investor Services before 2:00 pm ET, June 21, 2021, as described in BlackBerry’s 2021 Management Proxy Circular.